POWER OF ATTORNEY




   KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Richard F. Vitkus, Stephen
K. Weber and Wayne M. Koprowski, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in any and all capacities to sign a registration statement on Form S-8 relating to the Common Stock of Zenith
Electronics Corporation, and any and all amendments
(including post-effective amendments) to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any documents relating to the qualification or registration under state Blue
Sky or securities laws of such securities, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes the undersigned might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney this 10th day of December, 1996.


/s/  T. Kimball Brooker
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/s/  K. S. Cho
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/s/  Eugene B. Connolly
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/s/  Robert A. Helman
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/s/  John Koo
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/s/  HJ Lee
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/s/ Andrew McNally IV
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/s/ Yong Nam
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/s/ Peter S. Willmott
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